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                                                                    EXHIBIT 23.2

[NETHERLAND, SEWELL & ASSOCIATES, INC. LOGO]

            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm and to the use of our reports effective January 1, 2003, January 1, 2004; and December 31, 2004 in the Energy Partners, Ltd. Annual Report on Form 10-K for the year ended December 31, 2004 to be filed with the Securities and Exchange Commission on or about March 10, 2005.

                      NETHERLAND, SEWELL & ASSOCIATES, INC.

                                By: /s/ FREDERIC D. SEWELL
                                    --------------------------------------------
                                    Frederic D. Sewell
                                    Chairman and Chief Executive Officer

Dallas, Texas
March 8, 2005